SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12 or § 240.1a-12

American Bank Note Holographics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

2 Applegate Drive

Robbinsville, New Jersey 08691

August 14, 2007

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m. on Friday, September 7, 2007 at the Princeton Marriott Hotel and Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey 08540.

At the meeting you will be asked to elect eight directors to our Board of Directors and to ratify our appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,

Kenneth H. Traub

President and Chief Executive Officer

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Robbinsville, New Jersey

August 14, 2007

Notice is hereby given that the annual meeting of stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Friday, September 7, 2007 at the Princeton Marriott Hotel and Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey 08540 for the following purposes:

(1)	To elect a Board of Directors;

(2)	To ratify our selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Our only outstanding voting securities are shares of common stock, of which 19,373,138 shares were outstanding at the close of business on August 1, 2007. Stockholders of record at the close of business on August 1, 2007 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 2 Applegate Drive, Robbinsville, New Jersey 08691.

You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

Mark J. Bonney

Secretary

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

2 Applegate Drive

Robbinsville, New Jersey 08691

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. (the “Company”) to be held at 10:00 a.m. on Friday, September 7, 2007 at the Princeton Marriott Hotel and Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey 08540 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about August 14, 2007.

About the Meeting

What is the purpose of the meeting?

At our annual meeting, stockholders are being asked to act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of eight directors and to ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. In addition, our management will report on the operations of the Company and respond to questions from stockholders. The Board of Directors is not currently aware of any other matter that will come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, August 1, 2007, are entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares held on that date at the meeting, or any adjournment thereof.

What are the voting rights of our stockholders?

On August 1, 2007, there were 19,373,138 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters presented at the annual meeting or adjournments thereof.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 19,373,138 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 9,686,569 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority.

How do I vote?

You may vote in person at the meeting, by using the enclosed proxy card or over the Internet by following the instructions on the proxy card. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. If you are a “street name” stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

How do proxies work?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against the ratification of our selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm.

Can I change my vote after I submit my proxy?

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

Our Board of Directors does not currently have a Nominating Committee or committee performing a similar function and does not currently have a formal written charter addressing the nominations process. Typically, a director nominee candidate will be identified by one of the directors and then presented to the rest of the board for its evaluation and consideration. As permitted by Securities Exchange Commission rules, such director nominee candidates were recommended for the Board of Directors’ selection by a majority of the independent directors on the Board of Directors, applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Our Board of Directors will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to our Board of Directors and the Company. Director nominees should have high-leadership business experience, knowledge about issues affecting our business and the ability and willingness to apply sound and independent business judgment.

Our Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria that the Board of Directors uses to evaluate other potential director candidates. Any stockholder wishing to recommend director candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company at 2 Applegate Drive, Robbinsville, New Jersey 08691, giving the recommended candidate’s name, biographical data and qualifications.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws.

Immediately following the annual meeting of stockholders our Board of Directors shall form a Nominating Committee to assist our Board of Directors in its selection of individuals as nominees for election to our Board of Directors at our annual stockholders meetings beginning with the 2008 annual stockholders meeting which shall be comprised of Randall C. Basset, Eric Haskell and Fred J. Levin, each of whom is independent applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Nominating Committee shall be governed by a formal written charter in the form attached hereto as Annex A. We have agreed to recommend to our stockholders for election at the 2008 annual stockholders meeting the nominees selected by the Nominating Committee.

Are any directors nominated pursuant to an agreement or other arrangement with the Company?

On March 23, 2007, certain shareholders including William M. Hitchcock, Randall C. Bassett, David H. Hancock, the SEP IRA F/B/O Norman H. Pessin, Sandra F. Pessin, Levy Harkins & Co., Inc., the Gracy Fund,

L.P., Edwin A, Levy, James Lebenthal and Michael J. Harkins, (the “Stockholder Group”), each of whom was party to a Voting Agreement, dated March 28, 2007, recommended to the Board of Directors the nomination of five director candidates to replace the Company’s current Board of Directors at the Company’s 2007 annual stockholders meeting and filed a Schedule 13D to disclose the possibility that they might commence a contested election of directors at the 2007 annual stockholders meeting if the Board of Directors did not accept their slate of nominees. On May 23 2007, we entered into an agreement with the Stockholder Group, which provides, among other things, that (i) the Board of Directors will be expanded to seven members and that Randall Bassett and Eric Haskell, two of the director candidates proposed by the Stockholder Group, shall be appointed to the Board of Directors, (ii) the Board of Directors shall form a Strategic Advisory Committee which shall be comprised of Randall Bassett, Richard Robbins and Kenneth Traub, (iii) the Compensation Committee shall be expanded to four members and Eric Haskell shall be appointed as a member, (iv) the Company will nominate and recommend for election to the Board of Directors by the stockholders at the 2007 annual stockholders meeting: Salvatore D’Amato, Jordan Davis, Fred Levin, Richard Robbins, Kenneth Traub, Randall Bassett and Eric Haskell and the Stockholder Group will vote in favor of the election of such directors and (v) immediately following the 2007 annual stockholders meeting the Board of Directors shall form a nominating committee to assist the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders beginning with the 2008 annual stockholders meeting, which shall be comprised of Messrs. Bassett, Haskell and Levin. The Company has agreed to nominate and recommend to the stockholders for election at the 2008 annual meeting the nominees selected by the nominating committee. Upon the execution and delivery of the agreement, the Stockholder Group terminated the Voting Agreement and withdrew their March 23, 2007 stockholder proposal to the Company. In addition, the Company agreed to reimburse the Stockholder Group expenses up to $75,000 and each of the Company and the Stockholder Group entered into a mutual release.

In addition, we are party to a stock purchase agreement with Crane & Co. (“Crane”), dated June 30, 2000, pursuant to which we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The stock purchase agreement also provides that our Board of Directors and our Audit Committee each be expanded by one position, which was previously filled by Douglas A. Crane, a representative of Crane. Mr. Crane resigned from our Board of Directors on November 29, 2005. Crane has subsequently designated Fred Whitridge, Jr. as a replacement. Mr. Whitridge joined the Board of Directors on August 6, 2007.

What are the Board of Directors’ recommendations?

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the Board of Directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the Board of Directors recommends a vote:

•	For the election of the nominated directors; and

•	For the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who is soliciting these proxies?

Our Board of Directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

Stockholders are urged to complete, sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Who are the largest owners of our common stock?

As of June 30, 2007 and except as set forth below, we do not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

Name of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of common stock (1)
Crane & Co., Inc. 30 South Street Dalton, MA 01226(2)	3,387,720	17.9%

Libra Advisors, LLC Libra Associates, LLC Libra Fund, L.P. Ranjan Tandon(3)	2,156,000	11.4%

Michael J. Harkins Levy, Harkins & Co., Inc. The Gracy Fund, L.P. Edwin A. Levy James Lebenthal(4)	1,711,156	9.0%

SEP IRA F/B/O Norman H. Pessin Sandra F. Pessin(5)	1,381,650	7.2%

VN Capital Fund I, L.P. VN Capital Management, LLC Joinville Capital Management, LLC James T. Vanasek Patrick Donnell Noone(6)	1,168,057	6.1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2007, we had 19,224,138 shares of our common stock outstanding.
(2)	The address of the principal office of Crane & Co., Inc. is 30 South Street, Dalton, Massachusetts 01226.
(3)	The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on February 14, 2007. Libra Advisors, LLC is the general partner of Libra Fund, L.P. which owns 1,803,316 shares of common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 2,156,000 shares. Ranjan Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 2,156,000 shares of common stock beneficially owned by Libra Advisors, LLC. The address of the principal office of each of Libra Advisors, LLC, Libra Fund, LP, Libra Associates, LLC and Ranjan Tandon is 909 Third Avenue, New York, New York 10022.
(4)	The information provided is based solely on a Schedule 13D/A filed with the SEC on May 29, 2007. Michael J. Harkins (“Harkins”) may be deemed to beneficially own 1,711,156 shares of our common stock because he is the president of Levy, Harkins & Co., Inc. (“LHC”) and a general partner of The Gracy Fund, L.P. (“The Gracy Fund”). Harkins may be deemed to share voting power as to 1,711,156 shares of our common stock by nature of his position as president of LHC and general partner of The Gracy Fund. The Gracy Fund, a private investment company, is the beneficial owner of 294,500 shares of common stock. LHC, Harkins, Edwin A. Levy and James Lebenthal have shared power to vote or direct the vote of, and dispose or to direct the disposition of the 1,416,656 shares beneficially owned or deemed beneficially owned by LHC. The Gracy Fund, Harkins, Levy and Lebenthal have shared power to vote or direct the vote of, and dispose or to direct the disposition of the 294,500 shares beneficially owned or deemed beneficially owned by The Gracy Fund. Edwin A. Levy, individually is the beneficial owner of 117,100 of common stock. James Lebenthal, individually is the beneficial owner of 1,700 shares of common stock. The address of the principal office of each of LHC, The Gracy Fund, Harkins, Levy and Lebenthal is 366 Madison Avenue, New York, New York 10017.

(5)

The information is based solely on a Schedule 13D/A filed with the SEC on May 29, 2007. SEP IRA F/B/O Norman H. Pessin has sole voting and dispositive power with respect to 895,810 shares of common stock or approximately 4.7% of the outstanding shares of common stock. Sandra F. Pessin has sole voting and dispositive power with respect to 485,840 shares of common stock or approximately 2.5% shares of the outstanding common stock. The address of the SEP IRA F/B/O Norman H. Pessin and of Sandra F. Pessin is 400 E. 51st Street, New York, New York 10022.

(6)	The information is based solely on a Schedule 13D/A filed with the SEC on May 29, 2007. VN Capital Fund I, L.P. (“VN Fund”) has sole voting and dispositive power with respect to 1,168,057 shares of our common stock. The general partners of VN Fund are VN Capital Management, LLC (“VN Capital”) and Joinville Capital Management, LLC (“Joinville”) and as such may be deemed to beneficially own the 1,168,057 shares of our common stock owned by VN Fund. James T. Vanasek and Patrick Donnell Noone are the managing members of VN Capital and Joinville and as such may be deemed to beneficially own the 1,168,057 shares of our common stock owned by VN Fund. The address of the principal office of each of VN Fund, VN Capital, Joinville and Messrs. Vanasek and Noone is 1133 Broadway, Suite 1609, New York, New York 10010.

How much common stock do our directors, director nominee and executive officers own?

Name	Aggregate number of shares beneficially owned (1)	Percentage of common stock (2)
Kenneth H. Traub(3)	1,096,668	5.4%
Salvatore F. D’Amato(4)	380,000	2.0%
Mark J. Bonney(5)	205,836	1.1%
Randall C. Bassett	55,000	*
Jordan S. Davis(6)	32,499	*
Eric Haskell	7,000	*
Fred J. Levin(7)	105,251	*
Richard L. Robbins(8)	5,000	*
Fred Whitridge, Jr.	—	*
All directors and executive officers as a group (9 persons)(9)	1,887,254	9.0%

*	Represents less than 1% of our outstanding common stock
(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2007, we had 19,224,138 shares of our common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007 are deemed outstanding for computing the percentage beneficially owned by the person holding such options.
(2)	Based on the number of shares outstanding at June 30, 2007.
(3)	Includes 1,016,668 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007. Includes 80,000 shares of restricted stock, 45,000 of which fully vest on January 26, 2009 and 35,000 of which fully vest on April 3, 2010.
(4)	Consists of 380,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007.
(5)	Includes 120,836 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007. Includes 65,000 shares of restricted stock, 5,000 of which fully vest on September 22, 2008, 10,000 of which fully vest on January 26, 2009, 25,000 of which fully vest on April 3, 2010 and 25,000 of which fully vest on June 22, 2010.
(6)	Includes 12,499 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007.
(7)	Includes 31,665 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007.
(8)	Consists of 5,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007.
(9)	Includes 1,566,668 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2007.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors Standing for Election

At the annual meeting, stockholders will be asked to elect eight directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. All of the nominees listed below are currently serving as our directors and have been nominated for re-election by a majority of our independent directors. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the Board of Directors may recommend. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Kenneth H. Traub	46	1999	Kenneth H. Traub has served as our President and Chief Executive Officer since March 2000 and as a director since April 1999. From February 1999 through March 2000, Mr. Traub served as our President and Chief Operating Officer, and from January 1999 to February 1999 he served as our consultant. Previously, Mr. Traub co-founded Voxware, Inc., a developer of digital speech processing technologies, and served on its Board of Directors from February 1995 to January 1998. Mr. Traub holds an M.B.A. from the Harvard Graduate School of Business Administration and a B.A. from Emory University.

Salvatore F. D’Amato	79	1999	Salvatore F. D’Amato has served as our Chairman of the Board of Directors since April 1999 and as a director since March 1999. He was also our Chairman of the Board of Directors and President from 1983 to 1990 and was a consultant for us from time to time between 1990 and April 1999. Mr. D’Amato was President and a director of American Banknote Corporation, our former parent corporation, from 1977 to 1983. Mr. D’Amato holds a Masters degree in Engineering from Columbia University.

Randall C. Bassett	62	2007	Randall C. Bassett has served as a director since May 2007. Mr. Bassett is a managing member of Value Investments, LLC a merchant bank, which he founded in 2003. Previously, Mr. Bassett was a partner at Latham & Watkins for more than twenty five years where his practice centered around corporate acquisitions, divestitures and corporate finance. Mr. Bassett is admitted to the bars of California and New York. We appointed Mr. Basset as a director pursuant to an agreement entered into with the Stockholder Group on May 23, 2007.

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Jordan S. Davis	45	2005	Jordan S. Davis has served as a director since May 2005. Mr. Davis has been a Managing Partner of Radius Ventures, a venture capital firm since 1996. Mr. Davis also serves on the boards of directors of Health Language, Inc., Heartscape Technologies, Inc., Impliant, Inc. and Zettacore, Inc., each portfolio companies of Radius Ventures. Mr. Davis earned an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University in 1986 and a B.A. in Economics from The State University of New York at Binghamton in 1983.

Eric Haskell	60	2007	Eric Haskell has served as a director since May 2007. Mr. Haskell has served as the Executive Vice President and Chief Financial Officer of Suncom Wireless Holdings, Inc., a publicly-traded regional wireless company, since December 2005. Previously, Mr. Haskell was the Executive Vice President and Chief Financial Officer, and a director, of Systems & Computer Technology Corporation, a publicly-traded software and services company. Mr. Haskell serves on the board of directors of Metropolitan Health Networks, Inc. We appointed Mr. Haskell as a director pursuant to an agreement entered into with the Stockholder Group on May 23, 2007.

Fred J. Levin	44	2000	Fred J. Levin has served as a director since February 2000. Mr. Levin has been the President and Chief Executive Officer of LGI Network LLC, a market research and information service company, since February 2002. Previously Mr. Levin was the President of the Concord Watch Division of Movado Group, Inc., a manufacturer and marketer of watches, from March 1998 to January 2002. Mr. Levin also served with Movado Group, Inc. as Senior Vice President, International from April 1995 to February 1998. Mr. Levin holds a B.S. in Industrial Engineering from Northwestern University and an M.B.A. from the Harvard Graduate School of Business Administration.

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Richard L. Robbins	67	2006	Richard L. Robbins has served as a director since August 2006. Mr. Robbins served from October 2003 through January 2004 as Senior Vice President, Financial Reporting of Footstar, Inc., a nationwide retailer of footwear. He was Senior Vice President Financial Reporting and Control and Principal Financial Officer of Footstar, Inc. from January 2004 until March 2006. Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged from bankruptcy in February 2006. From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP. Mr. Robbins is currently a member of the board of directors of BioScrip, Inc., a community pharmacy and specialty drug company and of Vital Signs, Inc., a manufacturer of medical products.

Fred Whitridge, Jr.	52	2007	Fred Whitridge, Jr. has served as a director since August 2007. Mr. Whitridge has served as the President of Evergreen Slate Co. Inc., a roofing slate provider since November 2004 and is the President and a majority shareholder Archipelago Corp., a family owned company engaged in consulting, finance and venture investments since 1993. Mr. Whitridge is a member of the board of directors of Crane AB, a subsidiary of Crane & Co., Harding Energy and Formtek. Mr. Whitridge was the president, director and a majority shareholder of Hippo Inc., a VoIP hardware and software company which filed a Chapter 7 petition in 2003. We appointed Mr. Whitridge as a director pursuant to an agreement entered into with Crane & Co., Inc. on June 30, 2000.

Vote Required

The eight nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

What committees has the Board of Directors established?

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are currently Jordan S. Davis, Fred J. Levin and Richard L. Robbins (Chairman). All of the members of our Audit

Committee are independent applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our Board of Directors has determined that Mr. Robbins, who has served on our Board of Directors and Audit Committee since August 22, 2006, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act. Our Board of Directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted an amended and restated written charter on April 28, 2003, a copy of which is attached hereto as Annex B.

The Audit Committee recommends to the Board of Directors the appointment of our independent registered public accounting firm. The Audit Committee also discusses and reviews, with our independent registered public accounting firm, the scope and results of the annual audit. During 2006, our Audit Committee met six times.

Our Board of Directors has established a Compensation Committee. The Compensation Committee advises our Board of Directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2005 Stock Incentive Plan. The Compensation Committee is not governed by a formal written charter. The Compensation Committee is currently composed of Messrs. Levin (Chairman), Davis, Haskell and Robbins. During 2006, our Compensation Committee met twice. The Compensation Committee has authorized Kenneth Traub, our Chief Executive Officer, to determine equity incentives to non-executive officers, subject to certain limits. The entire Board of Directors makes decisions with respect to the compensation paid to the Board of Directors.

On March 23, 2007, our Board of Directors established a Strategic Advisory Committee to assist and provide advice to our Board of Directors, regarding the evaluation of our financial and strategic alternatives as well as general strategic planning from time to time. The Strategic Advisory Committee is currently composed of Messrs. Bassett (Chairman), Robbins and Traub.

Immediately following the annual meeting of stockholders our Board of Directors shall form a Nominating Committee to assist our Board of Directors in its selection of individuals as nominees for election to the Board of Directors at our annual stockholders meetings beginning with the 2008 annual stockholders meeting. The Nominating Committee shall be composed of Messrs. Bassett, Haskell and Levin. The Nominating Committee shall be governed by a formal written charter in the form attached hereto as Annex A. We have agreed to recommend to our stockholders for election at the 2008 annual stockholders meeting the nominees selected by the Nominating Committee.

How often did the Board of Directors meet during fiscal 2006?

During the fiscal year ended December 31, 2006, our Board of Directors met eight times. Each director attended at least 75% of the meetings of the Board of Directors when he was a director.

What is our policy regarding director attendance at annual meetings of stockholders?

It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. All of our directors attended the 2006 annual meeting of stockholders.

Which members of our Board of Directors are independent?

Our Board of Directors has reviewed the materiality of any relationship that each of the directors has with us, either directly or indirectly. Based on this review, the Board of Directors has determined that each of Messrs. Bassett, Davis, Haskell, Levin, Robbins and Whitridge are “independent directors” applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and Messrs. Traub and D’Amato were not “independent directors” by virtue of their employment by us.

How are directors compensated?

Each of our non-employee directors receives compensation of $12,000 per year for serving on the Board of Directors. Each also receives $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. The chairman of each committee receives an additional $6,000 annual fee. We reimburse our directors for any expenses incurred in attending meetings of the Board of Directors and the committees thereof. Upon their initial election to the Board of Directors, each non-employee director is granted options to purchase 25,000 shares of our common stock. Such options are exercisable at the fair market value of the common stock at the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully exercisable at the end of the fifth year. In addition, each non-employee director receives an option to purchase 5,000 shares of our common stock at the first meeting of the Board of Directors of each calendar year. Such options are exercisable at the fair market value on the date of the grant and will become vested and exercisable over a period of three years. In addition, directors may, from time to time, receive additional grants of options to purchase shares of our common stock as determined by our Board of Directors.

The following director compensation table sets forth fees, awards and other compensation paid to or earned by our directors for the year ended December 31, 2006:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards (1)($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth H. Traub	—	—	—		—	—	—	—
Salvatore F. D’Amato	—	—	—		—	—	—	—
Fred J. Levin(2)	$29,500	—	7,351	(3)	—	—	—	$36,851
Jordan S. Davis(4)	$28,000	—	7,351	(3)	—	—	—	$35,351
Richard L. Robbins(5)	$13,500	—	4,629	(6)	—	—	—	$18,129
Randall C. Bassett(7)	—	—	—		—	—	—	—
Eric Haskell(8)	—	—	—		—	—	—	—
Fred Whitridge, Jr.(9)	—	—	—		—	—	—	—

(1)	Represents the amount of the total fair value of stock and option awards recognized by us as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in Part II Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006. There can be no assurance that the FAS 123R amounts will ever be realized.
(2)	Mr. Levin is the Chairman of the Compensation Committee.
(3)	Consists of an option to purchase 5,000 shares of common stock granted on January 26, 2006. One-third of these options will become fully vested and exercisable on the first anniversary of the grant date and the remaining two-thirds will vest quarterly over the following two years.
(4)	Mr. Davis served as the Chairman of the Audit Committee until August 22, 2006.
(5)	Mr. Robbins became a member of our Board of Directors on August 22, 2006, at which time he was appointed Chairman of the Audit Committee.
(6)	Consists of an option to purchase 25,000 shares of common stock granted on August 22, 2006 upon Mr. Robbins’ election to the Board of Directors. One-fifth of these options will become fully vested and exercisable on each anniversary of the grant date.
(7)

Mr. Bassett became a member of the Board of Directors on May 23, 2007. In connection with Mr. Bassett’s appointment to the Board, on May 29, 2007 Mr. Bassett was granted an option to purchase 25,000 shares of common stock at an exercise price per share equal to the fair market value on the grant date. One-fifth of these options will become fully vested and exercisable on each anniversary of the grant date. Mr. Bassett has been the Chairman of the Strategic Advisory Committee since its formation on May 23, 2007.

(8)	Mr. Haskell became a member of the Board of Directors on May 23, 2007. In connection with Mr. Haskell’s appointment to the Board, on May 29, 2007 Mr. Haskell was granted an option to purchase 25,000 shares of common stock at an exercise price per share equal to the fair market value on the grant date. One-fifth of these options will become fully vested and exercisable on each anniversary of the grant date.
(9)	Mr. Whitridge became a member of the Board of Directors on August 6, 2007. In connection with Mr. Whitridge’s appointment to the Board, on August 6, 2007 Mr. Whitridge was granted an option to purchase 25,000 shares of common stock at an exercise price per share equal to the fair market value on the grant date. One-fifth of these options will become fully vested and exercisable on each anniversary of the grant date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors (the “Compensation Committee”) presently consists of Messrs. Levin, Davis, Haskell and Robbins, advises our Board of Directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee also administers our Stock Incentive Plans. The fundamental policy of the Compensation Committee is to motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth in shareholder value.

Compensation Program Philosophy and Objectives

In General. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon our performance as well as upon each executive officer’s own level of performance. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance and shareholder return. Therefore, the compensation package for each executive officer is comprised of three different elements: (i) base salary which is designed to be competitive with salary levels in comparable companies, (ii) cash bonuses which reflect the achievement of qualitative and quantitative objectives and goals which are established at the beginning of each year and (iii) long-term stock based incentive awards in the form of stock options and/or restricted stock awards which strengthen the mutuality of interests between the executive officers and our stockholders.

The key objectives of the compensation program are:

•	Provide a strong, direct link between our financial and strategic goals and executive compensation.

•	Align the financial interests of executives with those of the shareholders through equity-based plans.

•	Motivate executives to achieve operating goals through an emphasis on performance-based compensation.

•	Provide competitive total compensation that recognizes individual performance and that can attract and retain high caliber key executives critical to our long-term success.

These objectives serve as guiding principles for all the decisions the Compensation Committee makes with respect to the amount and type of compensation payable to our executive officers.

Competitive Market. We define our competitive market for executive talent to be predominately the high technology manufacturing sector. Our intent is threefold: (1) to benchmark executive compensation against market data from companies similar to ours in size and revenue; (2) to retain high performing executives; and (3) to reward outstanding performance. To maintain a competitive level of total executive compensation, we use independent survey data to benchmark compensation and benefit packages of executives in similar industries and companies of similar size and complexity. This data illustrates the competitive data on the mix of the compensation elements and overall compensation delivery levels and is presented to the Compensation Committee for use in making appropriate decisions relative to our compensation philosophy and objectives.

Compensation Elements

Base Salary. We provide the opportunity for our executive officers to earn a competitive annual base salary. The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of experience, expected personal performance, salary levels in effect for comparable positions within and outside of the industry and internal and external base salary comparability considerations. The weight given to each of these factors differed from individual to individual as the Compensation Committee and the Board of Directors deemed appropriate. Pursuant to the terms of each executive officer’s employment agreement, as of the effective date of the agreement, Messrs. Traub, D’Amato and Bonney receive an annual base salary of $400,000, $104,335 and $215,000, respectively. Mr. Traub’s employment agreement provides that his annual base salary shall be increased by not less than 3% per annum if renewed. Each of Messrs. Traub’s, D’Amato’s and Bonney’s salary was increased for the 2007 fiscal year to $424,360, $107,465 and $245,000, respectively.

Cash Incentives; Bonus. We provide the opportunity for our executive officers to earn cash incentive awards. We provide this opportunity to attract and retain an appropriate caliber of talent for the positions and to motivate executive officers to achieve our quarterly and annual business goals. Pursuant to his employment agreement, Mr. Traub’s target annual cash incentive is $100,000, provided it may be more or less based upon the Compensation Committee’s reasonable assessment of his performance against agreed upon objectives. Based on the objectives determined by the Compensation Committee for 2007, the maximum bonus Mr. Traub would be eligible to earn is $305,000. Pursuant to his employment agreement, Mr. D’Amato’s target annual cash incentive was $40,000 for fiscal 2006 and will be $20,000 on a going forward basis, provided it may be more or less based upon the Compensation Committee’s reasonable assessment of his performance against agreed upon objectives. Mr. Bonney’s employment agreement does not provide for a target annual cash incentive and provides that such payment be based upon our performance and his individual performance against objectives determined by the Board of Directors or the Compensation Committee in consultation with our Chief Executive Officer, Mr. Traub. Mr. Bonney’s target bonus was established by the Compensation Committee for 2006 and 2007 at $70,000. Based on the objectives determined by the Compensation Committee for 2007, the maximum bonus Mr. Bonney would be eligible to earn is $213,500.

For the year 2006, cash incentives for our executive officers were based upon attaining results toward established targets and achievement of personal and company-wide objectives as well as budgeted financial performance. In 2006 the financial performance portion was based on full year revenue and operating income and the year end balance of cash and cash equivalents. Non-financial objectives are determined based upon specific areas of responsibility and goals, and the results to be achieved during the performance period in support of our overarching objectives. Performance results that exceed targets could result in cash rewards in excess of the target awards in recognition of this performance.

Cash incentives in 2007 for Messrs. Traub and Bonney will be based upon the achievement of the following objectives (and weights): revenue target (20%), operating income target (25%), negotiation of satisfactory agreement with a customer (20%), and certain milestones related to exploration of strategic alternatives (35%). The Company is not disclosing specific quantitative performance-related factors because the Compensation Committee considers such information confidential, the disclosure of which could result in harm for the Company. The Company believes that achievement of such objectives is reasonably likely.

Long Term Incentives—Equity. Long-term performance incentives are provided to our employees through our 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2005 Stock Incentive Plan (collectively, the “Stock Incentive Plans”). These plans are administered by the Compensation Committee, which is authorized to award stock options or restricted stock to our employees, our non-employee directors, and certain advisors and consultants. At least annually, the Compensation Committee considers whether awards will be made to executive officers. Such awards are based on the scope and complexity of the position and competitive compensation data. The Compensation Committee has broad discretion to select the awardees and to establish the terms and conditions for the grant, vesting, and exercise of each stock option grant or restricted stock award. The number of shares subject to each stock option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer’s current position with us, the size of comparable awards made to individuals in similar positions and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested stock options and restricted stock held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.

In 2006, the Compensation Committee established set stock award dates. For our named executive officers, if stock option grants or restricted stock awards are awarded, the award will be made approximately two business days after the release of year end financial results. Accordingly, on April 3, 2007, we awarded Messrs. Traub and Bonney, 35,000 and 25,000 shares of restricted stock, respectively, and Mr. Bonney was also granted an option to purchase 20,000 shares of common stock. Grants of stock options and/or restricted stock to other key employees can be made at any time during the year with a historical practice being to approve these awards at the first Board of Directors or Compensation Committee meeting after the close of the fiscal year. These awards were approved on January 19, 2007. In addition, Mr. Bonney was awarded 25,000 shares of restricted stock and an option to purchase 75,000 shares of common stock on June 22, 2007.

The long-term incentive information related to our executive officers during the year ended December 31, 2006 is included in the (i) Summary Compensation Table, (ii) 2006 Grants of Plan-Based Awards table and (iii) Outstanding Equity Awards at Fiscal Year End table contained herein.

Stock Options. An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. Stock options generally vest 33% on the first anniversary of the grant and 67% equally over the following eight quarters.

A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest”, thus, providing an incentive for an option holder to remain employed by us. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to make decisions designed to increase the market price of our stock.

The exercise prices of the stock options granted to the executive officers during fiscal year 2006 are shown in the 2006 Grants of Plan-Based Awards table contained herein. Additional information on these grants, including the number of shares subject to each grant, also is shown in the 2006 Grants of Plan-Based Awards table.

There is a limited term in which the executive officers can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates. In certain instances, including upon a change of control of our company or upon an executive officer’s termination without cause or resignation for good reason, stock options may vest on an accelerated schedule.

Restricted Stock Awards. Restricted stock awards are intended to retain key employees, including the executive officers, through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value.

Restricted stock awards generally are awarded periodically and determined by the Compensation Committee. Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive officer remains with us until the date of vesting. Restricted stock awards generally vest on the three year anniversary of the original award date. The purpose of granting restricted stock awards is to encourage ownership of our common stock by, and retention of, our executive officers.

Any unvested restricted stock awards generally are forfeited if the executive officer terminates employment with us or if the executive officer fails to meet the continuing employment restriction outlined in the restricted stock agreement. In certain instances, including upon a change of control of our company or upon an executive officer’s termination without cause or resignation for good reason, restricted stock awards may vest on an accelerated schedule.

Information on grants of restricted stock awards to our executive officers during the year ended 2006, including the number of shares subject to each award, is shown in the 2006 Grants of Plan-Based Awards table.

Profit Sharing and Retirement Plan. Our Profit Sharing and Retirement Plan for salaried employees (the “Retirement Plan”) was made effective as of July 1, 2003. The Retirement Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by us to the Retirement Plan, and income earned thereon, are not taxable to employees until withdrawn from the Retirement Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding) and so that our contributions, if any, will be deductible when made. The purpose of the Retirement Plan is to enable eligible employees, including our executive officers, to save for retirement. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Retirement Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Retirement Plan, a 401(k)-type component and a profit sharing component.

Under the 401(k) component, employees may contribute up to a maximum amount as set by the Internal Revenue Service, subject to a federally imposed annual maximum of $15,000 in 2006 (up to an additional $5,000 for those fifty and over). Employees do not need to participate in the 401(k) component in order to be eligible for our contribution under the profit sharing component. Profit sharing contributions are made quarterly and for the year total 1% of the employee’s annual compensation (subject to legal maximums). The plan trustee, at the direction of each participant, invests funds in any of the available investment options.

In 2006, for Messrs. Traub, D’Amato and Bonney, we contributed $2,200, $2,200 and $2,062, respectively, to our 401(k) Retirement Plan.

Health and Welfare Benefits. All full-time employees, including our executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, short term and long term disability insurance and life insurance.

Perquisites. We provide each of our executive officers with either a cash car allowance or a leased vehicle. In addition, we provide for the cost of transportation to and from our headquarters and for the living quarters of two executive officers when in Robbinsville, New Jersey. Pursuant to the terms of his employment agreement, we have agreed to reimburse Mr. Bonney for all reasonable expenses up to $100,000 upon his relocation to the Robbinsville, New Jersey area, which reimbursement will be grossed-up to eliminate any tax consequences. We have agreed to provide Mr. Bonney with a corporate apartment for use in connection with his employment prior to his relocation but in no event longer than June 9, 2008. We also pay the premium for Mr. Traub’s supplemental life and disability insurance and the group insurance premium for each of Messrs. Traub, D’Amato and Bonney. We have also agreed to pay Messrs. Traub’s and Bonney’s legal fees incurred in connection with negotiating the amendments to their employment agreements in an aggregate amount of up to $10,000.

Payments upon Termination or Change of Control. Information regarding payments to our executive officers upon termination or a change of control is provided under the heading “Potential Payments Upon Termination or a Change of Control” contained herein.

Employment Agreements

Kenneth H. Traub. We entered into an amended employment agreement with Kenneth H. Traub in March 2005 and amended it in August 2007 (as amended, the “Traub Agreement”). The Traub Agreement had an initial one year term and thereafter renews automatically for successive one–year terms, unless we give at least

60 days written notice prior to the end of the current term. The agreement provides for an annual base salary of $412,000 in 2006, to be increased by not less than 3% per year upon renewal. Mr. Traub’s salary was increased to $424,360 in 2007. Additionally, Mr. Traub is eligible to receive annual bonuses based on the Compensation Committee’s assessment of Mr. Traub’s performance for the prior year based on agreed-upon performance objectives. Mr. Traub’s target annual bonus shall be $100,000 provided that the actual bonus may be more or less than such target based on the Compensation Committee’s reasonable assessment of Mr. Traub’s performance against agreed upon objectives. Mr. Traub is also eligible to receive grants of stock options and restricted stock under our Stock Incentive Plans in the sole discretion of the Board of Directors or Compensation Committee. The Traub Agreement also provides that we will continue to provide him with term life insurance and disability insurance and a car, as well as all reasonable car maintenance, and related car insurance. Pursuant to the Traub Agreement, Mr. Traub has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information. Information regarding payments to Mr. Traub upon termination or a change of control is provided under the heading “Potential Payments Upon Termination or a Change of Control” contained herein.

Salvatore F. D’Amato. We entered into an employment agreement with Salvatore F. D’Amato in April 1999 for an initial term of two years, which renews upon mutual agreement for successive one–year terms. The employment agreement provides for a base salary of $180,000 per year. Pursuant to the Agreement, Mr. D’Amato is eligible to receive bonuses at the discretion of our Board of Directors, with a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the Board determines otherwise based on certain factors. In connection with his employment agreement, Mr. D’Amato agreed not to compete with us during his term of employment and for one year thereafter.

We entered into an amended and restated employment agreement with Mr. D’Amato in December 2006 to provide for a reduction in the amount of time that Mr. D’Amato is expected to be in our office in Robbinsville, New Jersey to approximately two or three days each week. Pursuant to the amended and restated employment agreement, Mr. D’Amato shall receive an annual base salary of $104,335 and Mr. D’Amato’s target annual bonus shall be $20,000. Mr. D’Amato’s salary was increased to $107,465 in 2007. Mr. D’Amato is also eligible to receive grants of stock options and restricted stock under our Stock Incentive Plans in the sole discretion of the Board of Directors or Compensation Committee. The agreement also provides for the assignment of ownership of an automobile which had been provided to him by us and the payment of $19,128 in lieu of accrued vacation days. We also agreed to reimburse Mr. D’Amato for airfare to and from his home in North Carolina to our offices in Robbinsville, New Jersey and for hotel accommodations in Robbinsville, New Jersey while working at our offices. In connection with his employment agreement, Mr. D’Amato has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information. Information regarding payments to Mr. D’Amato upon termination or a change of control is provided under the heading “Potential Payments Upon Termination or a Change of Control” contained herein.

Mark J. Bonney. We entered into an employment agreement with Mark Bonney in June 2005 and amended it in August 2007 (as amended, the “Bonney Agreement”). The Bonney Agreement had an initial one year term and thereafter renews automatically for successive one–year terms, unless we give at least 60 days written notice prior to the end of the current term. The Bonney Agreement provides for an annual base salary of $215,000 which was increased for 2007 to $245,000. Pursuant to the agreement, Mr. Bonney is eligible to receive bonuses at the discretion of our Board of Directors or Compensation Committee in consultation with our Chief Executive Officer. In connection with the agreement, we granted to Mr. Bonney options to purchase up to 112,500 shares of our common stock at an exercise price of $3.80 per share and extended the terms of options to purchase 30,000 shares of our common stock previously granted to Mr. Bonney in connection with his service as a member of our Board of Directors. Mr. Bonney is also eligible to receive future grants of stock options and restricted stock under our Stock Incentive Plans in the sole discretion of the Board of Directors or Compensation Committee. Mr. Bonney’s employment agreement also provides that we will reimburse Mr. Bonney up to $100,000 in connection with the relocation of his residence in connection with his employment by us which reimbursement will be grossed-up to eliminate any tax consequences. We have agreed to provide Mr. Bonney with a corporate apartment for use in connection with his employment prior to his relocation but in no event longer than June 9, 2008. The Bonney Agreement also provides for a car, as well as all reasonable car maintenance, and related car insurance. Pursuant to the Bonney Agreement, Mr. Bonney agreed not to compete with us during his term of employment and for one year thereafter and not to disclose our confidential information. Information regarding payments to Mr. Bonney upon termination or a change of control is provided under the heading “Potential Payments Upon Termination or a Change of Control” contained herein.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2006, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives serves our best interest and that of our stockholders.

Future Periods

The foregoing discussion describes compensation objectives and policies which were utilized with respect to our executive officers named in the Summary Compensation Table contained herein during 2006. In the future, as the Compensation Committee continues to review each element of our executive compensation program, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award our executives officers may change.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Fred J. Levin (Chairman)

Jordan S. Davis

Eric Haskell

Richard L. Robbins

Summary Compensation Table

The following table sets forth information relating to total compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our other executive officer (each, a “named executive officer”) during the fiscal year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
Kenneth H. Traub President and Chief Executive Officer	2006	$412,000	—	$83,513	$210,334	$60,000	—	$40,539	(3)	$806,386

Salvatore F. D’Amato Chairman of the Board	2006	$208,670	—	$30,000	$34,878	$55,000	—	$59,664	(4)	$388,212

Mark J. Bonney Executive Vice President, Chief Financial Officer and Secretary	2006	$225,000	—	$30,544	$276,567	$42,000	—	$61,467	(5)	$635,578

(1)	Represents the amount of the total fair value of stock and option awards recognized by us as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table below, as well as awards granted in 2003 through 2006 for which we recognized expense in 2006. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in Part II Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006. There can be no assurance that the FAS 123R amounts will ever be realized.
(2)	Reflects the value of cash incentive bonuses earned under our cash incentive plan.
(3)	Consists of the following perquisites paid for by us: (i) $24,178 for group and supplemental insurance premiums, (ii) $14,161 for personal use of an automobile and (iii) a $2,200 contribution to our 401(k) plan.
(4)	Consists of the following perquisites paid for by us: (i) $19,872 for personal use of an automobile, (ii) $16,235 fair market value of an automobile that was given to Mr. D’Amato in conjunction with the terms of his Amended and Restated Employment Agreement, (iii) $2,229 for group insurance premiums and (iv) a $2,200 contribution to our 401(k) plan. Also includes the payment of $19,128 in lieu of accrued vacation time.
(5)	Consists of the following perquisites paid for by us: (i) $16,974 for group insurance premiums, (ii) $13,800 for personal use of an automobile, (iii) $28,631 for use of our apartment in Robbinsville, New Jersey in advance of his expected relocation to the area and (iv) a $2,062 contribution to our 401(k) plan.

2006 Grants of Plan-Based Awards

Our Compensation Committee approved awards of stock options and restricted common stock under our 2005 Stock Incentive Plan to our named executive officers as set forth in the following grants of plan-based awards table during the year ended December 31, 2006:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or Units(#)		Grant Date Fair Value of Stock and Option Awards($)(2)
Name	Grant Date	Target ($)	Maximum ($)
Kenneth H. Traub	1/26/06	100,000	—	45,000	(3)	270,000
Salvatore F. D’Amato	1/26/06	40,000	—	5,000	(4)	30,000
Mark J. Bonney	1/26/06	70,000	—	30,000	(5)	180,000

(1)	Represents target payout levels under the cash incentive plan for 2006. We have not set a maximum annual amount for any of the named executive officers. The actual amount of incentive bonus earned by each named executive officer in 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of our cash incentive plan is included in the Compensation Discussion and Analysis.
(2)	Represents the total grant date fair value of restricted common stock and stock option awards granted to our named executive officers during 2006. The fair values of these awards were determined in accordance with FAS 123R. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in Part II Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006.
(3)	Consists of a restricted stock award of 45,000 shares which vests in full on January 26, 2009.
(4)	Consists of a restricted stock award of 5,000 shares which vested in full on May 15, 2006.
(5)	Consists of an option to purchase 20,000 shares which vest and become exercisable as to one-third on the first anniversary of the grant date and the remaining two-thirds will vest quarterly over the following two years and a restricted stock award of 10,000 shares which vests in full on January 26, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity award holdings held by our named executive officers at December 31, 2006.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Name	Exercisable (2)		Unexercisable
Kenneth H. Traub	250,000 100,000 175,000 250,000 131,250 50,000 29,170 —	(3) (4)	— — — — 18,750 — 20,830 —	(3) (4)	1.75 2.50 2.03 1.9375 0.85 1.13 2.95 —	2/2/09 5/10/09 8/9/10 12/13/10 5/27/13 12/17/13 1/06/15 —	— — — — — — — 45,000	(5)	— — — — — — — 123,300

Salvatore F. D’Amato	175,000 75,000 75,000 25,000 15,000 15,000		— — — — — —		2.50 2.0313 1.9375 0.85 1.13 2.95	4/16/09 8/9/10 12/13/10 5/27/13 12/17/13 1/06/15	— — — — — —		— — — — — —

Mark J. Bonney	— — 56,243 8,334 16,666 — — —	(6) (4) (4) (4) (4)	10,000 3,334 56,257 11,666 — 20,000 — —	(6) (4) (4) (4) (4)	0.78 2.95 3.80 5.65 6.45 6.00 — —	2/19/13 1/6/15 6/8/15 9/21/15 12/15/15 1/25/16 — —	— — — — — — 5,000 10,000	(7) (5)	— — — — — — 13,700 27,400

(1)	Reflects the value as calculated based on the closing price of the Company’s common stock on December 29, 2006 of $2.74.
(2)	These options are fully vested and exercisable.
(3)	One-quarter of these options became vested and exercisable on the first anniversary of the grant date and the remaining three-quarters will vest quarterly over the following three years.
(4)	One-third of these options became fully vested and exercisable on the first anniversary of the grant date and the remaining two-thirds will vest quarterly over the following two years.
(5)	These shares vest in full on January 26, 2009.
(6)	These options vest as to one-fifth on each anniversary of the grant date.
(7)	These shares vest in full on November 15, 2008.

Option Exercises and Stock Vested

There were no exercises of stock options by our named executive officers during the year ended December 31, 2006. The following table sets forth the vesting of stock (reflecting restricted common stock) for our named executive officers during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting (1)($)
Kenneth H. Traub	—	—	—	—
Salvatore F. D’Amato	—	—	5,000	$13,600
Mark J. Bonney	—	—	—	—

(1)	Amount in this column reflects the fair market value on May 15, 2006 the date upon which the restricted shares vested.

Pension Benefits

We do not sponsor any plans that provide for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We currently do not sponsor any non-qualified defined contribution or other non-qualified deferred compensation plan.

Potential Payments Upon Termination or a Change of Control

As set forth in our employment agreements, as amended, with each of Messrs. Traub and Bonney, a “Change of Control” means the direct or indirect acquisition, whether by sale, merger, consolidation, or purchase of assets or stock, by any person, corporation, or other entity or group thereof of the beneficial ownership (as that term is used in Section 13(d)(l) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of our shares which, when added to any other shares the beneficial ownership of which is held by the acquirer, shall result in the acquirer’s having more than a majority of the votes that are entitled to be cast at meetings of stockholders as to matters on which all outstanding shares are entitled to be voted as a single class; provided, however, that neither us, nor any person who, as of the date of such employment agreement, was one of our directors or officers, nor any trustee or other fiduciary holding securities under our employee benefit plans, nor any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our shares shall be deemed to be an “acquirer”.

For purposes of Mr. D’Amato’s amended and restated employment agreement, a “Change of Control means (i) the direct or indirect acquisition, whether by sale, merger, consolidation, or purchase of assets or stock, by any person, corporation, or other entity or group thereof of the beneficial ownership of our shares which, when added to any other shares the beneficial ownership of which is held by the acquiror, shall result in the acquirer’s having more than 33% of the votes that are entitled to be cast at meetings of stockholders as to matters on which all outstanding shares are entitled to be voted as a single class; provided, however, that such acquisition shall not constitute a Change of Control for purposes of such employment agreements if prior to such acquisition a resolution declaring that the acquisition shall not constitute a Change of Control is adopted by our Board with the support of a majority of our Board members who either were members of the Board for at least two years prior to the date of the vote on such resolution or were nominated for election to the Board by at least two-thirds of the directors then still in office who were members of the Board at least two years prior to the date of the vote on such resolution; and provided further, that neither us, nor any person who as of the date of such employment agreement, was one of our directors or officers, nor any trustee or other fiduciary holding securities under any of our employee benefit plans, nor any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our shares shall be deemed to be an “acquirer”, (ii) the election during any two-year period to a majority of the seats on our Board of Directors individuals who were not members of the Board at the beginning of such period unless such additional or replacement directors were approved by at least 80% of the continuing directors or (iii) stockholder approval of a plan of our complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Messrs. Traub’s and Bonney’s employment agreements, as amended, also provide that in the event that either receive payments upon a “change of control” which would result in such person being subject to excise tax we will make additional payments to Mr. Traub and/or Mr. Bonney, as the case may be, so that, on an after tax basis, such individual would be in the same economic position in which he would have been had no excise tax been paid by him. Messrs. Traub’s and Bonney’s employment agreements, as amended, also provide for postponement of payments, when necessary, for compliance with Section 409A.

Kenneth H. Traub

We are party to an amended and restated employment agreement, dated March 29, 2005, with Mr. Traub which was amended on August 9, 2007. Pursuant to our agreement, as amended, with Mr. Traub, upon the occurrence of the events described below Mr. Traub is entitled to receive certain benefits and/or payments from us.

Termination upon non-renewal. Under the terms of our agreement, as amended, with Mr. Traub, in the event that his agreement, as amended, is not renewed the termination of his employment shall be treated as having been a termination without “cause” or resignation for “good reason” or a termination upon “change of control” or resignation for “good reason” following a “change of control”, as applicable, and he shall be entitled to the benefits described below.

Resignation by Mr. Traub. In the event Mr. Traub resigns, other than for “good reason,” he shall (a) have no right to receive any further salary or bonus, (b) cease to be covered under or permitted to participate in any of our benefit plans and (c) forfeit any and all non-vested options granted or non-vested common stock purchased under our stock option or equity incentive plans.

Termination for “cause” or upon disability or death. In the event Mr. Traub is terminated for “cause” he shall (a) have no right to receive any further salary, (b) cease to be covered under or be permitted to participate in any of our benefit plans (except payments due under any life or disability insurance plans) and (c) have no further right to purchase shares of our common stock under any stock option or equity incentive plan; provided, that all restrictions on any options or shares of restricted stock purchased by Mr. Traub shall lapse on his termination date. In the event of Mr. Traub’s death, we shall continue to pay his salary for a period of one year following his death and his beneficiaries shall be entitled to receive any bonus, payable on a pro rata basis, which may have accrued and his beneficiaries shall be entitled to all rights with respect to any options granted or common stock purchased for a period of two years following his death and all restrictions shall lapse on such date.

Termination without “cause” or resignation for “good reason.” In the event that Mr. Traub is terminated without “cause” or resigns for “good reason,” he shall (a) receive his salary and any bonus which may have accrued or which otherwise would have been granted by the Board had Mr. Traub not resigned or been terminated for two years following the termination date (except in the event Mr. Traub resigns for good reason in which case such amount will be reduced by 50%), (b) continue to participate in group health plan coverage for a number of years equal to the applicable severance multiplier, (c) all non-vested options to purchase shares of common stock shall vest on Mr. Traub’s termination date and Mr. Traub shall be entitled to all rights with respect to such options or common stock purchased under our stock option plan and equity incentive plan for a period of two years following the termination date and (d) all restrictions on restricted stock shall lapse on the date of Mr. Traub’s termination.

Termination upon a “change of control” or resignation for “good reason” following a “change of control”. In the event that Mr. Traub is terminated without cause within the period beginning six months prior to and ending one year following a “change of control” or he resigns for good reason within one year following a “change of control” he shall receive in one lump sum payment within 30 days of his termination an amount equal to two times his salary and bonus. In the event that Mr. Traub is terminated without cause or he resigns for good reason in each case at any time after one year following a “change of control” he shall receive in one lump sum payment within 30 days of his termination an amount equal to three times his salary and bonus. Following such termination or resignation, as the case may be, we shall continue the group health plan benefits in which Mr. Traub participates for a number of years equal to his applicable severance multiplier. In addition, all non-vested options to purchase shares of common stock shall vest on Mr. Traub’s termination date and all restrictions on restricted stock shall lapse on the date of Mr. Traub’s termination.

For purposes of a termination without “cause” or resignation for “good reason” or a termination upon a “change of control” or resignation for “good reason” following a “change of control” in addition to any other payments or benefits that may be provided to Mr. Traub, we shall pay him a pro rata bonus for the year of termination equal to the product of (A) the greater of (i) the bonus earned by him for the year preceding the year in which his employment terminates, or (ii) the maximum amount of the formula performance bonus Mr. Traub could have earned for the year in which his employment terminates and (B) a fraction, the numerator of which is the number of calendar months from the beginning of the year in which Mr. Traub’s employment terminates through the last day of the calendar quarter in which the employment termination date occurs, and the denominator of which is twelve.

In addition, for purposes of determining the bonus component of severance that may be payable upon a termination without “cause” or resignation for “good reason” or a termination upon “change of control” or resignation for “good reason” following a “change of control”, the term “bonus” shall be deemed to mean an amount equal to the greatest of (i) the annual bonus earned by Mr. Traub for the preceding year in which his employment terminates, (ii) the maximum amount of the formula performance bonus Mr. Traub could have earned for the year in which his employment terminates multiplied by a fraction, the numerator of which is the number of calendar months from the beginning of the year in which his employment terminates through the last day of the calendar quarter in which the employment termination occurs, and the denominator of which is 12, and (iii) $100,000.

As used in Mr. Traub’s amended and restated employment agreement, as amended, the following terms have the meanings set forth below:

“Cause” means (i) the commission of any act of willful and material embezzlement or fraud on the part of Mr. Traub against the Company, (ii) any act or omission which constitutes a willful and material breach by Mr. Traub of his employment agreement, (iii) Mr. Traub’s conviction of a crime, which is reasonably likely to have a material adverse effect on us or will prevent Mr. Traub from performing his duties for a sustained period of time, or (iv) Mr. Traub becoming disabled or the death of Mr. Traub; provided, however, that cause shall not include any act or omission by Mr. Traub undertaken in good faith exercise of his business judgment or upon the reliance on counsel.

“Good Reason” means the occurrence of (i) our material breach of Mr. Traub’s employment agreement, (ii) the assignment to Mr. Traub of duties inconsistent with his position or any significant adverse alteration in the status or condition of his employment or the nature of his responsibilities, (iii) our failure to continue to provide Mr. Traub with benefits substantially similar to those set forth in his employment agreement or to continue in effect any benefit or stock option plan which is material to his compensation or (iv) our failure to maintain directors and officers insurance at a specified level; provided that we shall have the opportunity to remedy the reasons set forth in (i), (iii) and (iv). Without limiting the foregoing, in the event of a “change of control”, Mr. Traub will be entitled to terminate his employment for any or no reason at any time more than six months following a change of control and such termination of employment will be deemed for “good reason” for purposes of his agreement.

Salvatore F. D’Amato

We are party to an amended and restated employment agreement, dated December 19, 2006, with Mr. D’Amato. Pursuant to our agreement with Mr. D’Amato, upon the occurrence of the events described below Mr. D’Amato is entitled to receive certain benefits and/or payments from us.

Termination Upon a Change of Control. In the event Mr. D’Amato is terminated following a “Change of Control” for reasons other than “cause” or the executive resigns for “good reason” we will pay Mr. D’Amato a lump sum payment equal to his annual base salary at the time of his termination or resignation. To the extent such amounts are in excess of the amount allowable under Section 280(G) of the Internal Revenue Code or are subject to excise tax, we will gross-up any additional amounts due, and all non-vested options to purchase shares of common stock under our stock option and equity incentive plans shall lapse on his termination date. For purposes of Mr. D’Amato’s employment agreement “good reason” means the occurrence of (i) our material breach of Mr. D’Amato’s employment agreement, (ii) the assignment to Mr. D’Amato of duties inconsistent with his position or any significant adverse alteration in the status or condition of his employment or the nature of his responsibilities, (iii) our failure to continue to provide Mr. D’Amato with benefits substantially similar to those set forth in his employment agreement or to continue in effect any benefit or stock option plan which is material to his compensation or (iv) our failure to maintain directors and officers insurance at a specified level; provided that Mr. D’Amato shall not be deemed to have terminated his employment for “good reason” if the reason for his resignation is remedied prior to his termination date.

Mark J. Bonney

We are party to an employment agreement, dated June 9, 2005, with Mr. Bonney which was amended on August 9, 2007. Pursuant to our agreement, as amended, with Mr. Bonney, upon the occurrence of the events described below Mr. Bonney is entitled to receive certain benefits and/or payments from us.

Termination upon non-renewal. Under the terms of our agreement, as amended, with Mr. Bonney, in the event that his agreement, as amended, is not renewed the termination of his employment shall be treated as having been a termination without “cause” or resignation for “good reason” or a termination upon “change of control” or resignation for “good reason” following a “change of control”, as applicable, and he shall be entitled to the benefits described below.

Resignation by Mr. Bonney. In the event Mr. Bonney resigns, other than for “good reason,” he shall (a) have no right to receive any further salary or bonus, (b) cease to be covered under or permitted to participate in any of our benefit plans and (c) forfeit any and all non-vested options granted or non-vested common stock purchased under our stock option or equity incentive plans.

Termination for “cause” or upon disability or death. In the event Mr. Bonney is terminated for “cause” he shall (a) have no right to receive any further salary, (b) cease to be covered under or be permitted to participate in any of our benefit plans (except payments due under any life or disability insurance plans) and (c) have no further right to purchase shares of our common stock under any stock option or equity incentive plan.

Termination without “cause” or resignation for “good reason.” In the event that Mr. Bonney is terminated without “cause” or resigns for “good reason,” he shall (a) receive his salary and any bonus which may have accrued or which otherwise would have been granted by the Board had Mr. Bonney not resigned or been terminated for a period of six months following his termination date, (b) continue to participate in group health plan coverage for a number of years equal to the applicable severance multiplier, and (c) be entitled to exercise stock options granted under any stock option or equity incentive plan that have vested as of the termination date for a period of nine months following his termination date.

Termination upon a “change of control” or resignation for “good reason” following a “change of control.” In the event that Mr. Bonney is terminated without cause within six months prior to or any time after a “change of control”, or if he resigns for good reason at any time following a “change of control” he shall receive in one lump sum payment within 30 days of his termination an amount equal to 1.5 times his salary and bonus. Following such termination or resignation, as the case may be, we shall continue the group health plan benefits in which Mr. Bonney participates for a period of eighteen months after such termination. In addition, all non-vested options to purchase shares of common stock shall vest on Mr. Bonney’s termination date and all restrictions on restricted stock shall lapse on the date of Mr. Bonney’s termination.

For purposes of a termination without “cause” or resignation for “good reason” or a termination upon a “change of control” or resignation for “good reason” following a “change of control” in addition to any other payments or benefits that may be provided to Mr. Bonney, we shall pay him a pro rata bonus for the year of termination equal to the product of (A) the greater of (i) the bonus earned by him for the year preceding the year in which his employment terminates, or (ii) the maximum amount of the formula performance bonus Mr. Bonney could have earned for the year in which his employment terminates and (B) a fraction, the numerator of which is the number of calendar months from the beginning of the year in which Mr. Bonney’s employment terminates through the last day of the calendar quarter in which the employment termination date occurs, and the denominator of which is twelve.

In addition, for purposes of determining the bonus component of severance that may be payable upon a termination without “cause” or resignation for “good reason” or a termination upon “change of control” or resignation for “good reason” following a “change of control”, the term “bonus” shall be deemed to mean an amount equal to the greatest of (i) the annual bonus earned by Mr. Bonney for the preceding year in which his employment terminates, (ii) the maximum amount of the formula performance bonus Mr. Bonney could have earned for the year in which his employment terminates multiplied by a fraction, the numerator of which is the number of calendar months from the beginning of the year in which his employment terminates through the last day of the calendar quarter in which the employment termination occurs, and the denominator of which is 12, and (iii) $70,000.

As used in Mr. Bonney’s employment agreement, as amended, the following terms have the meanings set forth below:

“Cause” means (i) the commission of any act of theft or fraud on the part of Mr. Bonney against the Company, (ii) any act or omission which constitutes a material breach by Mr. Bonney of his employment agreement, including a refusal or failure by Mr. Bonney to perform his duties and obligations hereunder, (iii) Mr. Bonney’s conviction of a crime, (iv) Mr. Bonney becoming disabled or (v) the death of Mr. Bonney.

“Good Reason” shall mean the occurrence of (i) our material breach of Mr. Bonney’s employment agreement by the Company or (ii) our failure to continue to provide Mr. Bonney with salary and benefits substantially similar to those described in Mr. Bonney’s employment agreement, or to continue in effect any benefit or stock option plan which is material to Mr. Bonney’s compensation, including but not limited to, our stock option or equity incentive plans, or the failure to pay Mr. Bonney a bonus in accordance with the terms of his employment agreement; provided, however, Mr. Bonney shall not be deemed to have “good reason” to terminate his employment until such time as we shall have received notice of his intent to terminate his employment upon the occurrence of an event set forth in (i) or (ii) above, the nature of such events and we have been given thirty (30) days to remedy such events. Without limiting the foregoing, in the event of a “change of control”, Mr. Bonney will be entitled to terminate his employment for any or no reason at any time more than six months following a change of control and such termination of employment will be deemed for “good reason” for purposes of his agreement.

The following table sets forth the estimated value of payments and benefits due to our named executive officers under the circumstances summarized above pursuant to their employment agreements, as amended, assuming our named executive officers’ employment was terminated on December 31, 2006.

Name	Payment Trigger Event	Salary Severance	Bonus Severance (1)	Benefits/ Perquisites (2)	Equity Acceleration (3)	Tax Gross-Up (4)	Other Payments (5)	Total Value
Kenneth H. Traub	Non-Renewal	$848,720	$200,000	—	—	—	—	$1,048,720

	Termination For Cause	—	—	—	—	—	$24,177	$24,177

	Termination without Cause	$848,720	$200,000	$32,724	$236,243	—	$48,354	$1,366,041

	Resignation for Good Reason	$424,360	$100,000	$16,362	$236,243	—	$24,177	$801,142

	Termination upon a Change of Control or Resignation for Good Reason within one year of a Change of Control	$848,720	$610,000	—	$236,243	$306,360	$25,000	$2,026,323

	Termination upon a Change of Control or Resignation for Good Reason after one year of a Change of Control	$1,273,080	$915,000	—	$236,243	$454,732	$37,500	$2,916,555

	Disability	—	$100,000	—	—	—	$24,177	$124,177

	Death	$424,360	$100,000	—	—	—	—	$524,360

Salvatore F. D’Amato	Termination upon a Change of Control	$107,465	—	—	—	—	—	$107,465

Mark J. Bonney	Non-Renewal	$122,500	—	$35,000	—	—	$6,250	$163,750

	Termination without Cause	$122,500	—	$35,000	—	—	$6,250	$163,750

	Resignation for Good Reason	$122,500	—	$35,000	—	—	$6,250	$163,750

	Termination upon a Change of Control or Resignation for Good Reason following a Change of Control	$367,500	$320,250	—	$347,865	$176,419	$18,750	$1,230,784

(1)	Based upon the executive’s target bonus assuming a change of control occurred on December 31, 2006.
(2)	Includes the use of a company vehicle and our contribution to the executive’s 401-K account.
(3)	Accelerated equity value is equal to the remaining expense to be recorded by the Company for options and stock awards that were unvested on December 31, 2006 according to FAS 123R.
(4)	Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Internal Revenue Code 280G.
(5)	Includes our premium cost for all employee benefits and executive supplemental benefits.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Levin, Davis, Haskell and Robbins. No member of our Compensation Committee is or has been an officer or employee of us. No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2000, we entered into a Stock Purchase Agreement (the “Agreement”) with Crane & Co., Inc. (“Crane”). Under the Agreement, we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The Agreement also provides that our Board of Directors and our Audit Committee of our Board of Directors each be expanded by one position, which was previously filled by Douglas A. Crane, a representative of Crane. Mr. Crane resigned from our Board of Directors on November 29, 2005. Crane & Co. designated Fred Whitridge, Jr. as a replacement. Mr. Whitridge joined the Board of Directors on August 6, 2007. On November 30, 2005, we were informed by Crane & Co., Inc. of their intention to sell a portion or all of their shares in an orderly manner to institutional buyers. Crane & Co., Inc. has not sold any shares as of July 31, 2007.

The Agreement also contains a standstill provision, whereby Crane agreed that, among other things, neither it nor its affiliates, except as otherwise provided for in the Agreement, will acquire more than its current proportionate share of our outstanding securities. The standstill provision also provides that Crane will not offer, sell or transfer any of its voting securities of our company during a tender or exchange offer if such offer is opposed by our Board of Directors. The standstill provision also prohibits Crane from participating, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to voting of any voting securities of the Company or vote in favor of any matter (including without limitation any acquisition transaction) that is opposed by the Board of Directors. Further, Crane agreed to not join a partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company or otherwise participate, directly or indirectly, in any acquisition transaction involving the Company that is not approved by the Board. In connection with the transaction, Crane also received the right to cause us to register Crane’s shares for public resale and the right to include such shares in any future registration of our securities, subject to certain exceptions.

During 2000, we entered into agreements with Crane under which we rented factory space and leased employees for our facility in Dalton, Massachusetts. This arrangement ended in October 2006 and all leased facilities and employees were turned over to Crane at that time. For the years ended December 31, 2006, 2005 and 2004, we paid Crane under these agreements $60,000, $72,000 and $72,000, respectively, for the rental of the factory space and $62,000, $153,000 and $169,000, respectively, for the leased employees.

As previously set forth in this proxy statement, on May 23, 2007, we entered into an agreement with the Stockholder Group, which provides, among other things, that (i) the Board of Directors will be expanded to seven members and that Randall Bassett and Eric Haskell, two of the director candidates proposed by the Stockholder Group (and was amended to expand it to eight members to include Fred Whitridge, Jr.), shall be appointed to the Board of Directors, (ii) the Board of Directors shall form a Strategic Advisory Committee which shall be comprised of Randall Bassett, Richard Robbins and Kenneth Traub, (iii) the Compensation Committee shall be expanded to four members and Eric Haskell shall be appointed as a member, (iv) the Company will nominate and recommend for election to the Board of Directors by the stockholders at the 2007 annual stockholders meeting: Salvatore D’Amato, Jordan Davis, Fred Levin, Richard Robbins, Kenneth Traub, Randall Bassett and Eric Haskell (and was amended to include Fred Whitridge, Jr.) and the Stockholder Group will vote in favor of the election of such directors and (v) immediately following the 2007 annual stockholders meeting the Board of Directors shall form a nominating committee to assist the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders beginning with the 2008 annual stockholders meeting, which shall be comprised of Messrs. Bassett, Haskell and Levin. The Company has agreed to nominate and recommend to the stockholders for election at the 2008 annual meeting the nominees selected by the nominating committee. On March 23, 2007, certain of the members of the Stockholder Group, each of whom was party to a Voting Agreement, dated March 28, 2007, recommended to the Board of Directors the nomination of five director candidates to replace the Company’s current Board of Directors at the Company’s 2007 annual stockholders meeting and filed a Schedule 13D to disclose the possibility that they might commence a contested election of directors at the 2007 annual stockholders meeting if the Board of Directors did not accept their slate of nominees. Upon the execution and delivery of the agreement, the Stockholder Group terminated the Voting Agreement and withdrew their March 23, 2007 stockholder proposal to the Company. In addition, the Company agreed to reimburse the Stockholder Group expenses up to $75,000 and each of the Company and the Stockholder Group entered into a mutual release.

Pursuant to the agreement with the Stockholder Group, the Stockholder Group also agreed that through the conclusion of the 2007 annual stockholders meeting and for a period of one year thereafter, excluding the 2008 annual stockholders meeting, that they would not, unless such shall have been specifically invited in writing by the Company: (i) seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, in any way, assist any other person to seek, offer or propose (whether publicly or otherwise) to effect or participate in (a) any tender or exchange offer, merger or other business combination involving the Company or any of affiliates, (b) any recapitalization, restructuring, liquidation, dissolution or other material transaction outside the scope of the Company’s traditional business operations with respect to the Company or any of its affiliates or (c) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission); (ii) otherwise act, alone or in concert with others, to seek to control the management, the Board or the policies of the Company, including without limitation, by initiating or instituting a stockholder solicitation for any such purpose, or nominating or causing others to nominate, or otherwise seeking to elect directors of the Company other than those nominated by the Board of Directors; or (iii) enter into any discussions or arrangements with any third party with respect to any of the foregoing. The agreement with the Stockholders Group does not restrict the Stockholder Group from trading in the stock of the Company.

Related party transactions are generally reviewed by the entire Board of Directors with any interested director recusing himself from the discussion. In the event the Board of Directors determines it necessary, a special committee will be designated to review and approve any such related party transactions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of common stock. Based upon a review of the copies of the filings with the Securities and Exchange Commission and written representations from our executive officers, directors and persons who beneficially own more than 10% of our common stock, we believe that the Section 16(a) filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock in fiscal 2006 were complied with on a timely basis, except that Mr. D’Amato failed to file a Form 4 on a timely basis. Mr. D’Amato subsequently filed the Form 4 with the Securities and Exchange Commission.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, treasurer, controller, principal accounting officer and other employees performing similar functions. The Code of Ethics for Senior Financial Officers is available on our website. We will satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments or waivers from any provision of the Code of Ethics for Senior Financial Officers by either filing a Form 8-K or posting this information on our website within four business days following the date of amendment or waiver. We have also adopted a Code of Business Conduct covering all of our employees, which is available on our website. Our website address is www.abnh.com.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendations of our independent registered public accounting firm regarding staffing needs, the scope of our annual audits, fees to be paid to our independent registered public accounting firm, the performance of our independent registered public accounting firm and our accounting practices. The Audit Committee reviews and discusses its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. All of the members of our Audit Committee are independent within the meaning of Section 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our Board of Directors has determined that Richard L. Robbins, who has served on our Board of Directors and Audit Committee since August 22, 2006, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Our Board of Directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted a revised written charter on April 28, 2003, a copy of which is attached hereto as Annex B.

The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls, the independent registered public accounting firm’s quality controls and the continuity of its audit team. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. Our Audit Committee received from PricewaterhouseCoopers, LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Our Audit Committee reviewed our financial statements with our Board of Directors and discussed with PricewaterhouseCoopers, LLP, our independent registered public accounting firm during the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. After reviewing and discussing the financial statements, our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2006.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

Richard L. Robbins (Chairman)

Jordan S. Davis

Fred J. Levin

AUDIT FEES

PricewaterhouseCoopers, LLP, our independent registered public accounting firm for 2005 and 2006 and Ernst & Young LLP, our former independent registered public accounting firm, were paid for audit and other services rendered as set forth below.

	PricewaterhouseCoopers, LLP	Ernst & Young LLP
2006 Fiscal Year
Audit Fees	$322,000	$—
Audit-Related Fees	100,370	—
Tax Fees	16,000	—
All Other Fees	—	5,000

Total Fees for the Year Ended December 31, 2006	$438,370	$5,000

	PricewaterhouseCoopers, LLP	Ernst &Young LLP
2005 Fiscal Year
Audit Fees	$253,000	$25,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	13,000

Total Fees for the Year Ended December 31, 2005	$253,000	$38,000

Tax fees for 2006 pertained to reviews of our federal and state tax returns.

The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, our Board of Directors has appointed PricewaterhouseCoopers, LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007.

A representative of PricewaterhouseCoopers, LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

Vote Required

While stockholder ratification is not required for the selection of PricewaterhouseCoopers, LLP, as the Board of Directors is responsible for selecting our independent registered public accounting firm, we are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining whether there is a quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR SELECTION OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, LLP, which was retained on August 1, 2005, will serve in the capacity of independent registered public accounting firm in the 2007 fiscal year. Please refer to Proposal No. 2, “Ratification of Appointment of Independent Registered Public Accounting Firm,” for more information regarding the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm. A representative of PricewaterhouseCoopers, LLP is expected to be present at the meeting (either in person or by telephone) where he or she will be available to respond to appropriate questions and have the opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR OUR 2008 ANNUAL STOCKHOLDERS’

MEETING AND OTHER STOCKHOLDER COMMUNICATIONS

Stockholder Proposals

We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2008 annual meeting of stockholders no later than March 29, 2008 at American Bank Note Holographics, Inc., 2 Applegate Drive, Robbinsville, New Jersey 08691, Attention: Secretary.

Stockholder Communications

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal executive office at 2 Applegate Drive, Robbinsville, New Jersey 08691. Any such communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our stock that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Other Matters

We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

By order of the Board of Directors

Mark J. Bonney

Secretary

Robbinsville, New Jersey

August 14, 2007

Annex A

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

NOMINATING COMMITTEE

CHARTER

Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of American Bank Note Holographics, Inc. (the “Company”) is established for the purpose of assisting the Board in its selection of individuals (i) beginning with the 2008 annual meeting of the stockholders of the Company, as nominees for election to the Board at annual meetings of the Company’s stockholders or (ii) after the 2008 annual meeting of the stockholders of the Company, to fill any vacancies or newly created directorships on the Board. Notwithstanding the foregoing, the Committee shall have no right to make any recommendations with respect to the expansion of the size of the Board.

The Committee will exercise its business judgment in carrying out the responsibilities described in this charter in a manner that the Committee members reasonably believe to be in the best interests of the Company and its stockholders. No provision of this charter, however, is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company or any subsidiary thereof, in the event of a failure to comply with any provision of this charter.

Committee Membership

The Committee shall consist of no fewer than three (3) members. The members of the Committee shall be appointed by the Board. Committee members shall serve at the pleasure of the Board. The Board shall also appoint one member of the Committee to act as the Chairperson of the Committee. The Chairperson and each other member of the Committee shall serve until the earlier of, (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

Meetings

The Committee shall meet at least once annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. The Committee may invite to its meetings any director, management of the Company and such other persons as it deems appropriate to carry out its responsibilities. No action may be taken by the Committee unless approved by a majority of the members of the Committee.

Committee Authority and Responsibilities

The Committee shall have such other authority as shall be necessary or appropriate to effectuate its purposes as set forth in this Charter.

Specific duties and responsibilities of the Committee include, but are not limited to, the following:

1. To establish criteria for the selection of new directors to serve on the Board.

2. To identify individuals believed to be qualified candidates to serve on the Board. In identifying candidates for membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring the board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the SEC), local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and ability to work collegially. The Committee may also consider the extent to which the candidate would fill a present need on the Board.

3. To seek, interview and screen individuals qualified to become Board members for recommendation to the Board and evaluate such individuals using the Committee’s selection criteria.

4. To develop lists of desirable director nominees and share information concerning potential nominees and the process with the Board, soliciting input from Board members.

5. To recommend to the Board, for its selection, those qualified individuals, consistent with criteria approved by the Committee, as the Committee shall deem appropriate (i) as nominees for election by the stockholders to the Board at the next annual meeting of the stockholders of the Company or (ii) to fill any vacancies or newly created directorships on the Board.

6. To evaluate the qualifications of nominees submitted by the Company’s stockholders using the same selection criteria the Committee uses to evaluate other potential nominees.

7. To extend to each prospective director nominee approved by the Board the invitation to stand for election to the Board.

8. Annually, to review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

9. To perform such other duties as the Board may from time to time direct or as may be required by, or as the Committee shall deem appropriate under, applicable laws, rules and regulations.

A-2

Annex B

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of American Bank Note Holographics, Inc. (the “Company”) has established an audit committee (the “Committee”) with authority, responsibility and specific duties as described below. This Amended and Restated Audit Committee Charter (the “Charter”) shall be effective as of the date of its approval and adoption by the Board.

Mission Statement

The Committee will (a) assist the Board in fulfilling its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and the Company’s code of business conduct, (3) the independent accountant’s qualifications and independence and (4) the Company’s system of internal control and audit process; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee will maintain effective working relationships with the Board, management and the Company’s independent accountant.

Organization

The Committee will be organized consistent with the following significant parameters:

Size of the Committee: The Committee will have no less than three and no more than five members.

Qualifications: Committee members must be “independent” directors of the Company within the meaning of Section 10A(m)(3)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder by the SEC and the rules of the National Association of Securities Dealers. In addition, each Committee member must be “Financially Literate” or must achieve this status through training within six months of being appointed to the Committee (for these purposes, “Financial Literacy” is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement). One member of the Committee shall be a “financial expert”, as defined by the SEC in rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002.

Meetings: The Committee will have four regularly scheduled meetings each fiscal year, in March, May, August and November, or at such other times as determined by the Committee. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s by-laws. The Committee shall determine its own rules and procedures including the designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes upon request.

The Committee may ask members of management, employees, outside counsel, the Company’s independent accountant or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

Appointment of Members and Chairperson: Each Committee member will be selected by the Board and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Board and will serve in that capacity for one year. The Chairperson can serve successive terms in such capacity without limitation.

Authority

The Committee shall have the sole authority and direct responsibility to select, evaluate, determine the compensation of, oversee and where appropriate, replace the independent accountants employed by the Company for the purpose of preparing or issuing an audit report as required by Section 10A of the Exchange Act or related work. The Committee also shall have the authority to engage independent counsel and other advisers when it determines that such engagement is necessary or advisable for the Committee to carry out its duties. The Committee also shall have the authority to resolve disagreements between management and the Company’s independent accountants regarding financial reporting. The Company’s independent accountants shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the Company’s independent accountants and for such other expenses as shall be reasonably necessary or advisable to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Committee’s oversight of the Company’s independent accountants’ qualifications and independence and the performance of the Company’s internal audit function, if any.

Roles and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process and report the results of its activities to the Board. Management is responsible for implementing and maintaining an effective system of internal controls and for preparing the Company’s financial statements; the Company’s independent accountants are responsible for auditing the financial statements of the Company. The Committee, in carrying out its responsibilities, should take appropriate actions, through its policies and procedures, to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The following processes and procedures, which are set forth as a guide with the understanding that the Committee may supplement them as appropriate, represent the Committee’s principal oversight responsibilities:

Internal Control:

1. Evaluate whether senior management has established and appropriately reinforced the importance of internal control within the organization.

2. Evaluate the scope, effectiveness and significant findings of the self-audit process.

3. Review the internal auditor’s report, if any, and significant findings for the Company’s operations.

4. Evaluate whether recommendations for improved internal control are effectively implemented by management.

5. Establish, review, reassess and modify, if necessary, procedures for the resolutions of disagreements between management and the Company’s independent accountants regarding the Company’s financial reporting.

6. Meet periodically with management to review the Company’s major financial and market risk exposures, including the processes in place to identify such exposures, and the steps taken to monitor and control such exposures.

7. Establish, review, reassess and, if necessary, modify the Company’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters by employees of the Company.

Financial Reporting:

1. Annually review the significant risks the Company is exposed to and evaluate management’s plan to manage these uncertainties.

2. Review and evaluate management’s interpretation and implementation of mandated changes to accounting and reporting requirements.

3. Review the Company’s annual audited financial statements and quarterly financial statements with management and the Company’s independent accountants, focusing on such major issues as accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the Company’s financial statements and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its filings with the SEC, and discuss quarterly earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, if any.

4. Review management’s and the Company’s independent accountants’ analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

5. Review with management and the Company’s independent accountants the effects of regulatory and accounting initiatives and off-balance sheet structures and transactions on the Company’s financial statements.

6. Evaluate the accounting treatment of unusual or non-recurring transactions such as restructuring charges and acquisitions.

7. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

8. Review the appropriateness of major proposed changes to the Company’s auditing and accounting principles and practices, as suggested by the Company’s independent accountants or management.

Compliance with laws, regulations and Company policies:

1. Review the effectiveness of the system for monitoring compliance with laws and regulations.

2. Ensure that the Company’s compliance manual, code of ethics, code of business conduct and corporate policy statements are kept up-to-date and are accessible to and usable by the entire organization.

3. Review with management and the Company’s independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

4. Review the effectiveness of, and advise the Board with respect to, (a) the Company’s procedures for monitoring compliance with applicable laws and regulations and investigating and following up on (including disciplinary action) compliance failures, and (b) the Company’s policies and procedures relating to accounting, financial reporting, internal control and auditing.

Relationship with Independent Accountants:

1. Select, retain and, when reasonably necessary or advisable, replace the Company’s independent accountants.

2. Review the experience and qualifications of the senior members of the Company’s independent accountants’ audit team and the quality control procedures of the Company’s independent accountants.

3. Review and approve the scope of the audit services to be performed each fiscal year and the fees to be paid for such services.

4. Pre-approve, in accordance with Section 10A(I) of the Exchange Act, the retention of the Company’s independent accountants for any non-audit services permitted under Section 10A(h) of the Exchange Act and this Charter and the fees for such services. The Company’s policy in this regard shall be guided by the following principles:

(a) The Company’s independent accountants should not provide any non-audit services listed in Section 10A(g) of the Exchange Act or any other non-audit services that involve performing management functions or making management decisions; and

(b) The Company’s independent accountants should not audit their own work or provide non-audit services in situations where the non-audit services are material to their audit or the Company’s financial statements.

5. Receive periodic reports from the Company’s independent accountants regarding their independence, discuss such reports with them and consider whether the independent accountants’ provision of non-audit services is compatible with maintaining their independence.

6. Ensure the receipt from the Company’s independent accountants of a formal written statement delineating all relationships between the independent accountant and the Company, consistent with Independence Standards Board Standard I, and bear the responsibility for actively engaging in a dialogue with the Company’s independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the Company’s independent accountant.

7. Evaluate the performance of the Company’s independent accountants and, in addition to the audit partner rotation requirements of Section 10A(j) of the Exchange Act, determine whether it is appropriate to require the rotation of the Company’s independent accountants on a regular basis.

8. Obtain from the Company’s independent accountants assurance that each audit of the financial statements of the Company complies with the requirements of Section 10A of the Exchange Act.

9. Discuss with the Company’s independent accountants the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the Company’s audit.

10. Review with the Company’s independent accountants any problems or difficulties they may have encountered and any management letters provided by them and the Company’s responses to such letters.

Other:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Reporting Requirements

The Committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate. In addition to Board of Directors communication, the following information will be reported to the shareholders in the annual proxy statement: (1) confirmation that the Company has a formal, documented Committee Charter, (2) confirmation that the Committee satisfied its obligations under the Charter in the prior year, and (3) the full text of the Committee Charter at least once every three years and after any significant modification is approved by the Board of Directors.

0

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 7, 2007

Kenneth H. Traub and Mark J. Bonney, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on August 1, 2007, at the annual meeting of stockholders to be held at 10:00 a.m. on Friday, September 7, 2007, at the Princeton Marriott Hotel and Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey 08540, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

September 7, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

20830000000000000000 4	090707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
			NOMINEES:	2.	Ratification of the Board of Directors’ selection of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐
		O	Kenneth H. Traub
☐	FOR ALL NOMINEES	O	Salvatore F. D’Amato
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O O O O O O	Randall C. Bassett Jordan S. Davis Eric Haskell Fred J. Levin Richard L. Robbins Fred Whitridge, Jr.

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

September 7, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR-	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting

ê    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.    ê

20830000000000000000 4	090707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
			NOMINEES:	2.	Ratification of the Board of Directors’ selection of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐
		O	Kenneth H. Traub
☐	FOR ALL NOMINEES	O	Salvatore F. D’Amato
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O O O O O O	Randall C. Bassett Jordan S. Davis Eric Haskell Fred J. Levin Richard L. Robbins Fred Whitridge, Jr.

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.